UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

September 3, 2019

Date of Report (Date of earliest event reported)

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37509 (Commission File Number)	47-3913221 (IRS Employer Identification No.)

15455 Dallas Parkway, Suite 550 Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	DSKE	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement for President

On September 4, 2019, Daseke, Inc. (the “Company”) notified R. Scott Wheeler, the President and member of the Board of Directors (the “Board”) of the Company, that his position was being eliminated and his employment with the Company was terminated, effective immediately.  Christopher Easter, the Company’s Interim Chief Executive Officer and Chief Operating Officer, and other members of the Company’s management team will assume the duties formerly assigned to the position of President.  On September 4, 2019, Mr. Wheeler resigned from his position as a member of the Board, effective immediately.  Mr. Wheeler’s resignation from the Board was not a result of any disagreement with the operations, policies or practices of the Company.

On September 4, 2019, the Company and Mr. Wheeler entered into a Separation Agreement (the “Separation Agreement”).  The Separation Agreement provides that Mr. Wheeler will be entitled to receive, among other things: (i) his regular annual base salary of $525,000 through February 27, 2020 (the “Transition Date”) in accordance with the Company’s normal payroll procedures; (ii) an amount equal to $1,312,500 (equal to 1.5 times Mr. Wheeler’s annual base salary and the target value of his 2018 annual bonus), which is payable in certain installments between the Transition Date and December 31, 2020; (iii) an amount equal to $75,000 within 10 business days of the Effective Date (as defined in the Separation Agreement) in connection with Mr. Wheeler’s resignation from the Board ; (iv) reimbursements equal to the difference between monthly amounts owed to continue his coverage under the Company’s group health plan pursuant to the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), and the contribution amount owed by similarly situated employees for the same or similar health coverage, if Mr. Wheeler timely and properly elects COBRA coverage and until the earlier of the date he is no longer eligible for COBRA coverage, the date he becomes eligible to receive such coverage under another employer’s group health plan or 18 months following Mr. Wheeler’s separation date (i.e., March 4, 2021); and (v) reimbursements equal to the difference between his actual cost paid to purchase personal medical coverage that is reasonably comparable to the coverage provided by the Company’s group medical plan from March 4, 2021 through September 4, 2021, and the contribution amount owed by similarly situated employees for the same or similar medical coverage, if Mr. Wheeler does not become eligible to receive coverage under a group medical plan sponsored by another employer and continues COBRA continuation coverage under the Company’s group medical plan through March 4, 2021.

Pursuant to the Separation Agreement, Mr. Wheeler’s unvested equity awards (the “Outstanding Equity Awards”) immediately vested and became exercisable on September 4, 2019 as though his employment continued through the Transition Date.  Mr. Wheeler’s outstanding and vested stock options will remain exercisable, without regard to his termination of employment, until February 26, 2027.  Other than as described in the preceding sentences of this paragraph, Mr. Wheeler has no further rights or benefits owed to him with respect to the Outstanding Equity Awards.

The Separation Agreement includes a customary release of claims by Mr. Wheeler (on behalf of himself and his agents, spouse, heirs, executors, successors and assigns) in favor of the Company and its affiliates and Mr. Wheeler’s eligibility and entitlement, if any, to each severance payment and any other payment and benefit described above is subject to the non-revocation of such release of claims.  In addition, the Separation Agreement provides that Mr. Wheeler shall remain subject to confidentiality and certain other restrictive covenant obligations in the Employment Agreement between the Company and Mr. Wheeler, effective as of February 27, 2017 (as amended, the “Employment Agreement”), following Mr. Wheeler’s separation date.  The Separation Agreement also includes a release of claims by the Company (on behalf of itself and its subsidiaries, successors and assigns) in favor of Mr. Wheeler, his agents, spouse, heirs, executors and assigns related to or arising from Mr. Wheeler’s employment with the Company, the cessation thereof, and the Employment Agreement, based on facts known by the Board as of Mr. Wheeler’s separation date.

Transition and Separation Agreement for Chief Financial Officer

On September 3, 2019, the Company and Bharat Mahajan, the Chief Financial Officer of the Company, entered into a Transition and Separation Agreement (the “Transition and Separation Agreement” and, together with the Separation Agreement, the “Separation Agreements”).  Mr. Mahajan’s separation from employment with the Company will become effective on October 4, 2019 (the “Separation Date”).  The Transition and Separation Agreement provides that during the period between September 11, 2019 (the “Effective Date”) and the Separation Date (the “Transition Period”), Mr. Mahajan is permitted to relocate from the United States to Canada.

In addition, the Transition and Separation Agreement provides that Mr. Mahajan will be entitled to receive, among other things: (i) his regular annual base salary of $400,000 through the Separation Date in accordance with the Company’s normal payroll procedures; (ii) an amount equal to $1,450,000, provided Mr. Mahajan has not resigned or been terminated for Cause (as defined in the Transition and Separation Agreement) prior to the Separation Date; (iii) reimbursement for certain residential and relocation expenses (including taxes associated with such reimbursements) up to an aggregate of $200,000, subject to various limitations set forth in the Transition and Separation Agreement; (iv) reimbursement for up to $15,000 of reasonable legal fees incurred by Mr. Mahajan in connection with the negotiation of the Transition and Separation Agreement; and (v) reimbursement for up to $25,000 towards the cost of tax advice and return preparation services and outplacement services.  Mr. Mahajan’s equity interests granted pursuant to the Company’s 2017 Omnibus Incentive Plan, consisting of  an award of stock options on October 1, 2018, are forfeited and cancelled as of the Effective Date, and Mr. Mahajan will not receive any additional equity or incentive awards during the Transition Period.

The Transition and Separation Agreement includes a customary release of claims by Mr. Mahajan (on behalf of himself and his agents, spouse, heirs, executors, successors and assigns) in favor of the Company and its affiliates and Mr. Mahajan’s eligibility and entitlement, if any, to each severance payment and any other payment and benefit described above is subject to the non-revocation of such release of claims and the execution and non-revocation of a supplemental release of claims after the Separation Date.  In addition, the Transition and Separation Agreement provides that Mr. Mahajan shall remain subject to confidentiality and certain other restrictive covenant obligations in the Employment Agreement between the Company and Mr. Mahajan, effective as of September 6, 2018, following the Separation Date.

The foregoing description of the material terms of the Separation Agreements is qualified in its entirety by reference to the full text of the Separation Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01                                           Regulation FD Disclosure.

The following information is being furnished pursuant to Item 7.01 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

On September 4, 2019, the Company issued a press release announcing, among other things, the matters discussed above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01              Other Events.

In the proxy statement (the “Proxy Statement”) filed on July 11, 2019 for the Company’s 2019 annual meeting of stockholders (the “Annual Meeting”) the Company named Don R. Daseke and R. Scott Wheeler as proxies for the Company’s solicitation of stockholder votes in connection with the Annual Meeting.  On Thursday, August 29, 2019, the Company announced that its postponed Annual Meeting will be held on Thursday, September 19, 2019 at 2:00 p.m., Central time, at 15455 Dallas Parkway, Suite 250, Addison, TX 75001.  The Board has determined that Christopher Easter (as the designated substitute for Mr. Daseke) and Soumit Roy (as the designated substitute for Mr. Wheeler), each with power of substitution, shall act as proxies at the Annual Meeting (or any adjournment or further postponement thereof) to vote stockholder shares in accordance with the instructions provided.  Proxy cards that are signed and returned, but do not include voting instructions, will be voted by the proxy holders as recommended by the Board. The Proxy Statement contains instructions on how stockholders may submit their votes for the Annual Meeting.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Separation Agreement, dated as of September 4, 2019, by and between Scott Wheeler and Daseke, Inc.

10.2	Transition and Separation Agreement, dated as of September 3, 2019, by and between Bharat Mahajan and Daseke, Inc.

99.1*	Press release dated September 4, 2019.

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DASEKE, INC.

September 4, 2019	By:	/s/ Christopher Easter
	Name:	Christopher Easter
	Title:	Interim Chief Executive Officer and Chief Operating Officer